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                                                                  EXHIBIT (h)(2)
                     FUND ADMINISTRATION SERVICING AGREEMENT


     THIS AGREEMENT is made and entered into as of this 31st day of December, 1999, by and between Jundt Growth Fund, Inc., Jundt Funds, Inc. and American Eagle Funds, Inc., corporations organized under the laws of the State of Minnesota (each hereinafter referred to as the "Company"), and Firstar Mutual Fund Services, LLC, a limited liability company organized under the laws of the State of Wisconsin (hereinafter referred to as "FMFS").

     WHEREAS, the Company is an open-end investment management company registered under the Investment Company Act of 1940, as amended (the "1940 Act");

     WHEREAS, the Company is authorized to create separate series, each with its own separate investment portfolio;

     WHEREAS, FMFS is in the business of providing, among other things, mutual fund administration services to investment companies; and

     WHEREAS, the Company desires to retain FMFS to provide mutual fund administration services to each of the portfolios of the Funds, (each a "Fund") and each additional series of the Company listed on Exhibit A attached hereto, as it may be amended from time to time.

     NOW, THEREFORE, in consideration of the mutual agreements herein made, the Company and FMFS agree as follows:

1.   APPOINTMENT OF ADMINISTRATOR

     The Company hereby appoints FMFS as Administrator of the Company on the terms and conditions set forth in this Agreement, and FMFS hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement in consideration of the compensation provided for herein.

2.   DUTIES AND RESPONSIBILITIES OF FMFS

     A. General Fund Management

        1. Act as liaison among all Fund service providers

        2. Supply:
           a. Corporate secretarial services, if required
           b. Office facilities (which may be in FMFS's or its affiliate's own offices)
           c. Non-investment-related statistical and research data as needed

        3. Assist independent legal counsel with board communication by:


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           a. Preparing board materials based on financial and administrative data
           b. Evaluating independent auditor
           c. Securing and monitoring fidelity bond and director and officer liability coverage, and making the necessary SEC filings relating thereto
           d. Recommend dividend declarations to the Board, prepare and distribute to appropriate parties' notices announcing declaration of dividends and other distributions to shareholders
           e. Provide personnel to serve as officers of the Funds if so elected by the Board and attend Board meetings to present materials for Board review

        4. Audits

           a. Prepare appropriate schedules and assist independent auditors
           b. Provide information to SEC and facilitate audit process
           c. Provide office facilities

        5. Assist in overall operations of the Fund

        6. Pay Fund expenses upon written authorization from the Company

        7. Monitor arrangements under shareholder services or similar plan

     B. Compliance

        1. Regulatory Compliance

           a. Monitor compliance with 1940 Act requirements, including:
              1)  Asset diversification tests
              2) Total return and SEC yield calculations
              3) Maintenance of books and records under Rule 31a-3
              4) Code of Ethics for the disinterested Directors of the Fund
           b. Monitor Fund's compliance with the policies and investment limitations of the Funds as set forth in its Prospectus and Statement of Additional Information
           c. Maintain awareness of applicable regulatory and operational service issues and recommend dispositions

        2. Blue Sky Compliance

           a. Prepare and file with the appropriate state securities authorities any and all required compliance filings relating to the registration of the securities of the Funds so as to enable the Funds to make a continuous offering of its shares in all states
           b. Monitor status and maintain registrations in each state


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                                                                          PAGE 3

           c. Provide information regarding material developments in state securities regulation

        3. SEC Registration and Reporting

           a. Assist Company counsel in updating Prospectus and Statement of Additional Information and in preparing proxy statements and Rule 24f-2 notices
           b. Prepare annual and semiannual reports, Form N-SAR filings and Rule 24f-2 notices
           c. Coordinate the printing, filing and mailing of publicly disseminated Prospectuses and reports
           d. File fidelity bond under Rule 17g-1
           e. File shareholder reports under Rule 30b2-1
           f. Monitor sales of each Fund's shares and ensure that such shares are properly registered with the SEC and the appropriate state authorities
           g. File Rule 24f-2 notices

        4. IRS Compliance

           a. Monitor Company's status as a regulated investment company under Subchapter M, including without limitation, review of the following:

              1)  Asset diversification requirements
              2)  Qualifying income requirements
              3)  Distribution requirements

           b. Calculate required distributions (including excise tax distributions)

     C. Financial Reporting

        1. Provide   financial  data  required  by  Fund's   Prospectus  and
           Statement of Additional Information;
        2. Prepare financial reports for officers, shareholders, tax authorities, performance reporting companies, the board, the SEC, and independent auditors;
        3. Supervise the Funds Custodian and Accountants in the maintenance of the Funds general ledger and in the preparation of the Fund's financial statements, including oversight of expense accruals and payments, of the determination of net asset value of the Funds net assets and of the Funds shares, and of the declaration and payment of dividends and other distributions to shareholders;
        4. Compute the yield, total return and expense ratio of each class of each Portfolio, and each Portfolio's portfolio turnover rate; and
        5. Monitor the expense accruals and notify Company management of any proposed adjustments.

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                                                                          PAGE 4

        6. Prepare monthly financial statements, which will include without limitation the following items:

                 Schedule of Investments
                 Statement of Assets and Liabilities
                 Statement of Operations
                 Statement of Changes in Net Assets
                 Cash Statement
                 Schedule of Capital Gains and Losses

        7. Prepare quarterly broker security transaction summaries.

     D. Tax Reporting

        1. Prepare and file on a timely basis appropriate federal and state tax returns including, without limitation, Forms
           1120/8610 with any necessary schedules
        2. Prepare state income breakdowns where relevant
        3. File Form 1099 Miscellaneous for payments to Directors and other service providers
        4. Monitor wash losses
        5. Calculate eligible dividend income for corporate shareholders

3.   COMPENSATION

     FMFS shall be compensated for providing the services set forth in this Agreement in accordance with the Fee Schedule attached hereto as Exhibit A and as mutually agreed upon and amended from time to time. The Company agrees to pay all fees and reimbursable expenses within ten
     (10) business days following the receipt of the billing notice.

4.   PERFORMANCE OF SERVICE; LIMITATION OF LIABILITY

       A. FMFS shall exercise reasonable care in the performance of its duties under this Agreement. FMFS shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Company in connection with matters to which this Agreement relates, including losses resulting from mechanical breakdowns or the failure of communication or power supplies beyond FMFS's control, except a loss arising out of or relating to FMFS's refusal or failure to comply with the terms of this Agreement or from bad faith, negligence, or willful misconduct on its part in the performance of its duties under this Agreement. Notwithstanding any other provision of this Agreement, if FMFS has exercised reasonable care in the performance of its duties under this Agreement, the Funds shall indemnify and hold harmless FMFS from and against any and all claims, demands, losses, expenses, and liabilities (whether with or without basis in fact or law) of any and every nature (including reasonable attorneys' fees) which FMFS may sustain or incur or which may be asserted against FMFS by any person arising out of any action taken or omitted to be taken by it in performing the services hereunder, except for any and all claims, demands, losses, expenses, and liabilities arising out of or relating to


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                                                                          PAGE 5

     FMFS's refusal or failure to comply with the terms of this Agreement or from bad faith, negligence or from willful misconduct on its part in performance of its duties under this Agreement, (i) in accordance with the foregoing standards, or (ii) in reliance upon any written or oral instruction provided to FMFS by any duly authorized officer of the Company, such duly authorized officer to be included in a list of authorized officers furnished to FMFS and as amended from time to time in writing by resolution of the Board of Directors of the Company.

          FMFS shall indemnify and hold the Company harmless from and against any and all claims, demands, losses, expenses, and liabilities (whether with or without basis in fact or law) of any and every nature (including reasonable attorneys' fees) which the Company may sustain or incur or which may be asserted against the Company by any person arising out of any action taken or omitted to be taken by FMFS as a result of FMFS's refusal or failure to comply with the terms of this Agreement, its bad faith, negligence, or willful misconduct.

          In the event of a mechanical breakdown or failure of communication or power supplies beyond its control, FMFS shall take all reasonable steps to minimize service interruptions for any period that such interruption continues beyond FMFS's control. FMFS will make every reasonable effort to restore any lost or damaged data and correct any errors resulting from such a breakdown at the expense of FMFS. FMFS agrees that it shall, at all times, have reasonable contingency plans with appropriate parties, making reasonable provision for emergency use of electrical data processing equipment to the extent appropriate equipment is available. Representatives of the Funds shall be entitled to inspect FMFS's premises and operating capabilities at any time during regular business hours of FMFS, upon reasonable notice to FMFS.

          Regardless of the above, FMFS reserves the right to reprocess and correct administrative errors at its own expense.

       B. In order that the indemnification provisions contained in this section shall apply, it is understood that if in any case the indemnitor may be asked to indemnify or hold the indemnitee harmless, the indemnitor shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the indemnitee will use all reasonable care to notify the indemnitor promptly concerning any situation which presents or appears likely to present the probability of a claim for indemnification. The indemnitor shall have the option to defend the indemnitee against any claim, which may be the subject of this indemnification. In the event that the indemnitor so elects, it will so notify the indemnitee and thereupon the indemnitor shall take over complete defense of the claim, and the indemnitee shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this section. The indemnitee shall in no case confess any claim or make any compromise in any case in which the indemnitor will be asked to indemnify the indemnitee except with the indemnitor's prior written consent.


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                                                                          PAGE 6

5.   PROPRIETARY AND CONFIDENTIAL INFORMATION

     FMFS agrees on behalf of itself and its directors, officers, and employees to treat confidentially and as proprietary information of the Company all records and other information relative to the Company and prior, present, or potential shareholders of the Company (and clients of said shareholders), and not to use such records and information for any purpose other than the performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Company, which approval shall not be unreasonably withheld and may not be withheld where FMFS may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Funds.

6.   TERM OF AGREEMENT

     This Agreement shall become effective as of the date hereof and, unless sooner terminated as provided herein, shall continue subject to Board approval in effect for successive annual periods. The Agreement may be terminated by either party upon giving ninety (90) days prior written notice to the other party or such shorter period as is mutually agreed upon by the parties. However, this Agreement may be amended by mutual written consent of the parties.

7.   RECORDS

     FMFS shall keep records relating to the services to be performed hereunder, in the form and manner, and for such period as it may deem advisable and is agreeable to the Funds but not inconsistent with the rules and regulations of appropriate government authorities, in particular, Section 31 of the 1940 Act and the rules thereunder. FMFS agrees that all such records prepared or maintained by FMFS relating to the services to be performed by FMFS hereunder are the property of the Funds and will be preserved, maintained, and made available in accordance with such section and rules of the 1940 Act and will be promptly surrendered to the Funds on and in accordance with its request.

8.   GOVERNING LAW

     This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the State of Wisconsin. However, nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or regulation promulgated by the Securities and Exchange Commission thereunder.

9.   DUTIES IN THE EVENT OF TERMINATION

     In the event that, in connection with termination, a successor to any of FMFS's duties or responsibilities hereunder is designated by the Company by written notice to FMFS, FMFS will promptly, upon such termination and at the expense of the Company, transfer


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                                                                          PAGE 7

     to such successor all relevant books, records, correspondence, and other data established or maintained by FMFS under this Agreement in a form reasonably acceptable to the Company (if such form differs from the form in which FMFS has maintained, the Funds shall pay any expenses associated with transferring the data to such form), and will cooperate in the transfer of such duties and responsibilities, including provision for assistance from FMFS's personnel in the establishment of books, records, and other data by such successor.

10.  NO AGENCY RELATIONSHIP

     Nothing herein contained shall be deemed to authorize or empower FMFS to act as agent for the other party to this Agreement, or to conduct business in the name of, or for the account of the other party to this Agreement.

11.  DATA NECESSARY TO PERFORM SERVICES

     The Company or its agent, which may be FMFS, shall furnish to FMFS the data necessary to perform the services described herein at times and in such form as mutually agreed upon if FMFS is also acting in another capacity for the Company, nothing herein shall be deemed to relieve FMFS of any of its obligations in such capacity.

12.  NOTICES

     Notices of any kind to be given by either party to the other party shall be in writing and shall be duly given if mailed or delivered as follows: Notice to FMFS shall be sent to:

               Firstar Mutual Fund Services, LLC
               Attn:  Julie Paulus
               615 East Michigan Street
               Milwaukee, WI  53202

     and notice to the Funds shall be sent to:

               Jundt Associates, Inc.
               Attn:  Jon Essen
               1550 Utica Avenue South, Suite 950
               Minneapolis, MN 55416


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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer or one or more counterparts as of the day and year first written above.



JUNDT GROWTH FUND, INC.                        FIRSTAR MUTUAL FUND SERVICES, LLC
JUNDT FUNDS, INC.
AMERICAN EAGLE FUNDS, INC.



By:______________________________           By: ________________________________


Attest:__________________________           Attest:_____________________________


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                                                                          PAGE 9
                       FUND ADMINISTRATION AND COMPLIANCE
                               ANNUAL FEE SCHEDULE

                                                                       EXHIBIT A

         NAME OF SERIES                                       DATE ADDED
         --------------                                       ----------
     Jundt Growth Fund, Inc.                                     12/31/99
          Jundt Growth Fund (Class A, B, C, I)
     Jundt Funds, Inc.                                           12/31/99
          Jundt Opportunity Fund (Class A, B, C, I)
          Jundt Twenty-Five Fund (Class A, B, C, I)
          Jundt U. S. Emerging Growth Fund (Class A, B, C, I)
       American Eagle Funds, Inc.                                12/31/99
          American Eagle Capital Appreciation

Jundt Growth Fund and Jundt Funds (4 classes each Fund)
Annual fee based upon fund group assets:
         11 basis  points on the first $200  million
         9 basis points on the next $500 million
         7 basis points on the balance
         Minimum annual fee:  $45,000 per fund

American Eagle Funds (1 Class, NL)
Annual fee based upon fund group assets:
         6 basis points on the first $200 million
         5 basis points on the next $500 million
         3 basis points on the balance
         Minimum annual fee:
                  $20,000 per fund year 1
                  $25,000 per fund year 2
                  $30,000 per fund year 3

Extraordinary services quoted separately.

Plus out-of-pocket expense reimbursements, including but not limited to:
                  Postage
                  Programming
                  Stationery
                  Proxies
                  Insurance
                  Retention of records
                  Special reports
                  Federal and state regulatory filing fees
                  Certain insurance premiums
                  Expenses from board of Directors meetings
                  Auditing and legal expenses
                  Multiple class funds quoted separately
                  Assumes Firstar services Jundt Funds

Fees and out-of-pocket expense reimbursements are billed to the Funds monthly